Exhibit 99.1

GFI GROUP INC. PRICES $250 MILLION OF

8.375% SENIOR NOTES DUE 2018

NEW YORK (July 14, 2011) — GFI Group Inc. (NYSE: GFIG) announced today that it has agreed to sell $250 million aggregate principal amount of 8.375% Senior Notes due 2018 in a private offering to qualified institutional buyers pursuant to Rule 144A and to certain persons in offshore transactions pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”).  The notes were priced to investors at 100% of their principal amount.  The offering of the Notes is expected to close on July 19, 2011, subject to customary closing conditions.  The Notes will mature on July 19, 2018 and will be senior unsecured obligations of GFI Group Inc.  Interest on the Notes will be payable semi-annually on January 19th and July 19th of each year, commencing on January 19, 2012.

GFI Group intends to use a portion of the net proceeds from the offering of the Notes to repay all outstanding amounts, including accrued and unpaid interest, under its existing credit agreement, to redeem all of its existing senior secured notes due January 30, 2013, including all accrued and unpaid interest thereunder, and to pay all premiums and transaction expenses associated therewith.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage services, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 2,000 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles, Englewood (NJ) and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,600 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation; the Company’s ability to assess and integrate acquisition prospects; conditions in the capital and financial markets and the satisfaction of customary closing conditions related to the offering. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:

Christopher Giancarlo

Executive Vice President - Corporate Development

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com